Exhibit 23 (a)

Consent of Independent Registered Public Accounting Firm and Report on Schedules

We consent to the use in Registration Statement No. 333-33903 of Investors Title Company (the “Company”) and Subsidiaries on Form S-8 of our report dated March 7, 2005, incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of the Company, listed in Item 15 as of and for the year ended December 31, 2004. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth herein.

/s/DIXON HUGHES PLLC
High Point, North Carolina
March 16, 2005